SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2003

CONTINENTAL AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10323	74-2099724
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 324-2950
(Registrant's telephone number, including area code)

Item 5. Other Events.

On March 19, 2003, we issued a press release announcing a series of cost-saving and revenue-generating initiatives. We also issued a press release announcing the retirement of certain of our officers. The press releases are filed herewith as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

    Exhibits

      Press Release regarding cost-saving and revenue-generating initiatives

      Press Release regarding officer retirements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CONTINENTAL AIRLINES, INC.

March 19, 2003	By /s/ Jennifer L. Vogel
Jennifer L. Vogel
Vice President and General Counsel

EXHIBIT INDEX

99.1	Press Release regarding cost-saving and revenue-generating initiatives
99.2	Press Release regarding officer retirements